EXHIBIT 99.1

SMTC Reports Unaudited Fourth Quarter and 2012 Results

  Reports unaudited fourth quarter results of $73.2 million in revenue, $1.8 million in adjusted EBITDA1 and net income of $1.0 million, including an unrealized loss of $536 thousand from foreign exchange contracts, and $0.06 in EPS, $0.17 in adjusted EPS2 including a $0.15 income tax adjustment related to the expected future usage of tax loss carry-forwards.
  Reports year-end bank debt net of cash3 of $15.3 million, down from $28.9 million in the third quarter. Total debt decreased to $20.4 million from $33.2 million in the third quarter. Total debt includes capital lease obligations.
  Reports full year 2012 results of $296.3 million in revenue, $13.0 million in adjusted EBITDA1, and $0.46 EPS, $0.60 adjusted EPS2 including a $0.15 income tax adjustment related to the expected future usage of tax loss carry-forwards.
  Will cease production operations in Markham in the second quarter of 2013, recorded $1.7 million in charges in Q4 associated with the closure.
  Completes the integration of assets purchased from Seksun Array Electronics (Suzhou) Co.
  Presents 2013 guidance of $270 - $285 million in revenue, $14 - $15 million in adjusted EBITDA1, $0.45 - $0.55 adjusted EPS2, and total debt net of cash of $15 - $16 million. 2013 guidance includes the Markham operations that are planned to cease operations in the second quarter, and excludes the effects of unrealized foreign exchange gains or losses.
  Reclassifies its revolving credit facility from long-term debt to current liabilities due to consideration of ASC 470 "Debt", a technical accounting issue. The reclassification does not accelerate the maturity of the revolver or affect its availability, and has no impact on previously reported net cash flows, cash, revenues, or net income, but requires a restatement of consolidated financial results since October 2, 2011 to reflect reclassification to a current liability.

1 Adjusted EBITDA is a non- GAAP measure, see below
2Adjusted EPS is a non-GAAP measure, see page 3
3 Bank debt net of cash is a non-GAAP measure, see page 3

TORONTO, March 14, 2013 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) ("SMTC"), a global electronics manufacturing services provider, today announced fourth quarter 2012 unaudited results.

Revenue for the year was $296 million, a 35% increase over 2011 revenue of $220 million. Adjusted EBITDA was $13.0 million, or $12.3 million when factoring out unrealized foreign exchange gains, a 32% increase over 2011 adjusted EBITDA of $9.3 million. Adjusted EPS was $0.60 and included a $0.15 income tax adjustment related to the expected future usage of tax loss carry-forwards. Up from 2011 adjusted EPS of $0.24.

Revenue for the quarter was $73.2 million, a 3% increase over fourth quarter 2011, and a 3% decrease over third quarter 2012 revenue. Factoring out unrealized foreign exchange gains/losses gross margins were 8.6%, compared to 6.5% in the third quarter. Adjusted EBITDA in the fourth quarter was $2.3 million after removing a $536 thousand loss from unrealized foreign exchange contracts, compared to $1.4 million in the third quarter.

Adjusted EPS for the quarter was $0.17, and benefited $0.15 from a $2.4 million recognition of deferred income tax assets related to the expected future usage of certain tax loss carry-forwards. This compares to adjusted EPS of $0.08 in the third quarter of 2012, and $0.17 in the fourth quarter 2011. Bank debt, net of cash, decreased to $15.3 million, from $28.9 million in the third quarter. Total debt net of cash decreased to $18.2 million, from $32.3 million in the third quarter.

"Fourth quarter adjusted EBITDA improved over the third quarter, but missed our expectations and reflected that we are only partially through our operational turnaround. Our Q4 gross margin percentage, factoring out the unrealized foreign exchange loss on derivative instruments was 8.6%, which although improved over Q3 gross margins of 6.5% remains lower than our target gross margins of 10% – 11%. In 2013 our efforts will be focused on improving our gross margins through the lean transformation of our manufacturing plants, especially our Mexican plant, and we anticipate improvement in this area through the year. The closing of our Markham manufacturing operation, scheduled for Q2 2013, will also help improve margins. We also had a strong quarter on working capital performance as evidenced by our lower debt levels. We will continue to focus on optimizing working capital levels throughout the year in combination with our gross margin improvement initiatives" stated Co-Chief Executive Officer, Alex Walker. "Lastly, we were able to increase our deferred tax asset in Q4 demonstrating continued confidence in our future earnings potential. This should serve as a reminder to investors that there is real value to our net operating loss carry-forwards."

Co-Chief Executive Officer Claude Germain stated, "From a commercial perspective, 2012 was a successful year. Revenues, adjusted EBITDA and adjusted EPS all grew substantially over 2011. In 2012 we managed to position both the West Coast and China markets for growth, and were one of the fastest growing EMS companies in the industry as recognized by Frost and Sullivan. The major theme for 2013 is moderate top line growth coupled with improved gross margins and cash flow generation. Note, our 2013 revenue guidance reflects the discontinuation of our Markham manufacturing operations. Taking this into account, we are guiding for mid to high single digit growth in revenues. "

The company received a waiver and amendment from PNC associated with compliance with certain covenants of its loan agreement for the quarter ended December 30, 2012. In the process of reviewing the amendment to its loan agreement with PNC, the company reevaluated certain terms of the agreement and based on its consideration of ASC 470 "Debt", the Company's management, with the agreement of the Audit Committee of the Board of Directors, determined that the Company will need to restate certain of its consolidated financial statements for the year ended January 2, 2012 in order to reclassify its revolving credit facility as a current liability. The reclassification will have no impact on previously reported net cash flows, cash, revenues, or net income. As a result, the Company determined that because of the pending reclassification, the balance sheets included in the consolidated financial statements for the quarter ended October 2, 2011, year ended January 2, 2012 and the first three fiscal quarters of the fiscal year 2012 must be restated to reflect a decrease in long-term debt and a corresponding increase in current liabilities for said periods. The reclassification will have no impact on maturity of the facility, which matures on September 22, 2014 or the Company's ability to draw on the revolving credit facility.

The Company has filed its Form 8K addressing the reclassification, and will file its Annual Report on Form 10-K for the year ended December 30, 2012, which will include the restated consolidated comparative balance sheet as of January 2, 2012 as soon as is practicable and no later than March 29, 2013.The Company will also restate the consolidated comparative balance sheets for the third fiscal quarter of 2011 and the first three fiscal quarters of 2012 in subsequent filings as soon as practicable."

Adjusted Financial Results and Non-GAAP Measures: Adjusted EBITDA, adjusted EPS and bank debt net of cash are non-GAAP measures. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, loss on extinguishment of debt, acquisition expenses, interest and income tax expense. Adjusted EPS is GAAP EPS excluding the effect of restructuring charges. SMTC Corporation has provided in this release non-GAAP calculations of adjusted EBITDA and adjusted EPS as supplemental information regarding the operational performance of SMTC Corporation's core business. Bank debt net of cash is computed as total bank debt less cash. Management uses these non-GAAP financial measures internally in analyzing SMTC Corporation's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SMTC Corporation's performance and when planning, forecasting and analyzing future periods. SMTC Corporation believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA and adjusted EPS along with other financial performance measures, including revenue, net income and SMTC Corporation's financial results presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 2,300 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC was recognized in 2012 by Frost & Sullivan with the Global EMS Award for Product Quality Leadership and 2013 with the North American Growth Leadership Award in the EMS industry, as one of the fastest growth companies in 2012.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012

Revenue	$ 73,156	$ 71,108	$ 296,305	$ 220,351
Cost of sales	67,430	63,293	269,765	199,051
Gross profit	5,726	7,815	26,540	21,300
Selling, general and administrative expenses	4,726	4,201	17,325	14,812
Restructuring charges	1,729	(115)	2,180	2,678
Loss on extinguishment of debt	--	--	--	300
Acquisition expenses	--	87	--	87
Gain on contingent consideration	--	--	(650)	--
Operating earnings	(729)	3,642	7,685	3,423
Interest expense	426	487	1,957	1,468
Earnings (loss) before income taxes	(1,155)	3,155	5,728	1,955
Income tax expense (recovery)
Current	247	121	621	583
Deferred	(2,389)	179	(2,435)	222
	(2,142)	300	(1,814)	805
Net earnings, also being comprehensive income	$ 987	$ 2,855	$ 7,542	$ 1,150

Basic earnings per share	$ 0.06	$ 0.18	$ 0.46	$ 0.07
Diluted earnings per share	$ 0.06	$ 0.18	$ 0.46	$ 0.07

Weighted average number of shares outstanding
Basic	16,333,252	16,202,861	16,294,893	16,136,114
Diluted	16,409,361	16,291,976	16,415,846	16,242,010

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	December 30, 2012	January 1, 2012
Assets

Current assets:
Cash	$ 2,203	$ 2,635
Accounts receivable - net	36,301	37,904
Inventories	54,806	52,648
Prepaid expenses	2,431	1,638
Income taxes receivable	357	--
Current portion of deferred income taxes	2,237	278
	98,335	95,103
Property, plant and equipment	19,410	15,355
Deferred financing costs	564	916
Deferred income taxes	3,398	2,922
	$ 121,707	$ 114,296

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 48,766	$ 46,352
Accrued liabilities	9,220	10,164
Income taxes payable	566	367
Current portion of long-term debt	17,527	16,468
Current portion of capital lease obligations	1,628	1,449
	77,707	74,800

Long-term debt	--	2,779
Capital lease obligations	1,292	2,150

Shareholders' equity:
Capital stock	389	5,631
Additional paid-in capital	263,424	257,583
Deficit	(221,105)	(228,647)
	42,708	34,567
	$ 121,707	$ 114,296

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Operations:
Net earnings	$ 987	$ 2,855	$ 7,542	$ 1,150
Items not involving cash:
Depreciation	848	735	3,158	2,794
Loss on extinguishment of debt	--	--	--	300
Unrealized (gain) loss on derivative financial instrument	536	(82)	(590)	43
Gain on contingent consideration	--	--	(650)	--
Deferred income taxes	(2,389)	179	(2,435)	222
Non-cash interest	49	119	352	285
Stock-based compensation	122	154	379	250
Gain on acquisition of business	--	--	--	(22)
Change in non-cash operating working capital:
Accounts receivable	5,714	(8,385)	1,603	1,349
Inventories	1,498	(156)	(2,158)	(3,248)
Prepaid expenses	71	(88)	(436)	738
Income taxes payable	367	(424)	(158)	(466)
Accounts payable	6,265	10,512	2,414	388
Accrued liabilities	2,489	77	904	(1,750)
	16,557	5,496	9,925	2,033
Financing:
Increase (decrease) in revolving debt	(12,343)	(1,235)	442	8,204
Repayment of long-term debt	--	(2,509)	(2,162)	(2,470)
Principal payment of capital lease obligations	(432)	(242)	(1,727)	(1,416)
Proceeds from sale and leaseback	--	--	170	--
Proceeds from issuance of common stock	--	--	220	317
Payment of contingent consideration	(223)	--	(965)	--
Debt issuance and deferred financing costs	--	--	--	(1,021)
	(12,998)	(3,986)	(4,022)	3,614
Investing:
Purchase of property, plant and equipment	(2,311)	(478)	(6,335)	(912)
Acquistion of business, net of cash acquired	--	--		(3,033)
	(2,311)	(478)	(6,335)	(3,945)
Increase in cash	1,248	1,032	(432)	1,702
Cash, beginning of period	955	1,603	2,635	933
Cash, end of the period	$ 2,203	$ 2,635	$ 2,203	$ 2,635

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Twelve months ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012

Net earnings	$ 987	$ 2,855	$ 7,542	$ 1,150
Add:
Interest	426	487	1,957	1,468
Income tax expense (recovery)	(2,142)	300	(1,814)	805
Depreciation	848	735	3,158	2,794
Restructuring charges (recoveries)	1,729	(115)	2,180	2,678
Loss on extinguishment of debt	--	--	--	300
Acquisition expenses	--	87	--	87
Adjusted EBITDA	1,848	4,349	13,023	9,282
CONTACT: Investor Relations Information:

         Alex Walker
         President and Chief Executive Officer
         Telephone: (905) 413.1272
         Email: investorrelations@smtc.com

         or

         John Nesbett / Jennifer Belodeau
         Institutional Marketing Services (IMS)
         Telephone: (203) 972-9200
         Email: mailto:jnesbett@institutionalms.com

         Public Relations Information:

         Tom Reilly
         Director of Marketing
         Telephone: (905) 413.1188
         Email: publicrelations@smtc.com